EXHIBIT 23.2

CONSENT OF COUNSEL

The Colonial BancGroup, Inc.

We hereby consent to the use of our name in this Form S-8 Registration Statement of The Colonial BancGroup, Inc., and to the inclusion of our opinion at Exhibit 5.1 of this Registration Statement.

/s/ MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

May 23, 2007